UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2006

Webster Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Webster Plaza, Waterbury, Connecticut		06702
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-465-4364

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Supplemental Retirement Plan for Employees of Webster Bank
On December 19, 2006, the Board of Directors (the "Board") of Webster Financial Corporation (the "Corporation") approved and adopted amendment number three (the "Amendment") to the Supplemental Retirement Plan for Employees of Webster Bank, as amended and restated effective January 1, 2003 (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002), and as further amended by amendments one and two (filed as exhibits 10.1 and 10.2, respectively, hereto) (the "Plan").The Plan is a nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees of Webster Bank, N.A. (the "Bank"). Among the Bank employees participating in the Plan are the Corporation’s Chairman and Chief Executive Officer (the "CEO"), the President, Chief Operating Officer (the "COO"), the Chief Financial Officer (the "CFO") and other named executive officers.

The Plan consists of two component benefits. One component provides supplemental retirement income in the nature of a pension benefit, in the case of the CEO and COO, determined under the formula set forth in the Plan and, in the case of the CFO or any other named executive officer, determined by reference to the formula under the Webster Bank Pension Plan (the "Pension Plan") applied without regard to compensation and benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). In each case the retirement income so determined is offset by benefits accrued under the Pension Plan. The second component, an account-based component, allocates contributions to participants’ Plan accounts based on the contribution formula under the Webster Bank Employee Investment Plan (the "401(k) Plan").

The purpose of the Amendment is to freeze the future accruals of supplemental retirement income under the Plan. Specifically, the Amendment provides the following:

• Employees who are hired on or after January 1, 2007 will not receive supplemental retirement income under the Plan;

• Former employees who are rehired on or after January 1, 2007 will receive no additional accruals of supplemental retirement income under the Plan on or after January 1, 2007, and the amount of their supplemental retirement income will not exceed the amount of their supplemental retirement income determined as of the date of their prior termination of employment; and

• All other employees will accrue no additional supplemental retirement income under the Plan on or after January 1, 2008 and the amount of their supplemental retirement income will not exceed the amount of their supplemental retirement income determined as of the close of business on December 31, 2007.

In addition, with respect to the account-based benefit, the Amendment modifies the Plan to reflect changes in the underlying 401(k) Plan. Previously, the Plan only provided for a matching contribution to be allocated based on the matching contribution formula under the 401(k) Plan determined without regard to the compensation and benefits limitations imposed by the Code. This matching contribution feature continues under the Plan, and, effective January 1, 2007 and January 1, 2008, respectively, is supplemented by any nonelective contribution and any transition contribution that the participant would have received under the 401(k)Plan in the absence of compensation and benefit limitations imposed by the Code.

The Amendment also provides for additional transition contributions for each of the current CEO and COO as follows:

• For the CEO, 25.5% of his transition contribution compensation; provided, however, that such employee shall not receive an additional transition contribution for any period following the date on which he terminates employment or the date on which he reaches age 65 (whichever occurs first); and

• For the COO, 45.4% of his transition contribution compensation; provided, however, that such employee shall not receive an additional transition contribution for any period following the date on which he terminates employment or the date on which he reaches age 65 (whichever occurs first);

The foregoing summary of the Amendment to the Plan does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No. Description
10.1 Amendment No. 1 to the Supplemental Retirement Plan for Employees of Webster Bank.

10.2 Amendment No. 2 to the Supplemental Retirement Plan for Employees of Webster Bank.

10.3 Amendment No. 3 to the Supplemental Retirement Plan for Employees of Webster Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webster Financial Corporation

December 22, 2006	By:	Harriet Munrett Wolfe

Name: Harriet Munrett Wolfe
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to the Supplemental Retirement Plan for Employees of Webster Bank.
10.2	Amendment No. 2 to the Supplemental Retirement Plan for Employees of Webster Bank.
10.3	Amendment No. 3 to the Supplemental Retirement Plan for Employees of Webster Bank.